Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of $250,000,000 aggregate principal amount of 4.350% Notes due 2020 and $250,000,000 aggregate principal amount of 6.200% Notes due 2040 pursuant to a Registration Statement on Form S-3 (File No. 333-169539) and a related prospectus supplement filed with the Securities and Exchange Commission on September 23, 2010 are estimated to be as follows:

Estimated Fees
SEC registration fee	$35,507

Legal fees and expenses	265,000

Fees and expenses of qualification under state securities laws (including legal fees)	—

Accounting fees and expenses	75,000

Printing fees	20,000

Rating agency fees	670,000

Trustee’s fees and expenses	10,000

Miscellaneous	—

Total expenses	$1,075,507